Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                   Exhibit 10.10

                               RESEARCH AGREEMENT

     Research Agreement between Cold Spring Harbor Laboratory, hereinafter referred to as "CSHL," and Tularik Inc., hereinafter referred to as "Sponsor". This Agreement is entered into as of October 3, 1997 and will be effective upon the consummation of the merger between Tularik Acquisition Corp., a wholly-owned subsidiary of the Company, and Amplicon Corp. ("Effective Date").

     WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to CSHL and to Sponsor, and will further the instructional and research objectives of CSHL in a manner consistent with its status as a non-profit, tax-exempt, research institution.

     WHEREAS, CSHL and Sponsor entered into an agreement executed on even date herewith entitled License Agreement (hereinafter "License Agreement").

     NOW, THEREFORE, the parties hereto agree as follows:

1. STATEMENT OF WORK. CSHL agrees to use its reasonable best efforts to perform the "Research Program" described in Appendix A attached hereto and incorporated herein. Work will be performed in accordance with the Research Program Budget in Appendix B and any changes thereto will be subject to the mutual consent of parties to this agreement. The Research Program and Research Program Budgets will be reviewed and amended from time to time by mutual written agreement of the parties to provide for [ * ].

2.   CONDUCT OF THE RESEARCH.

     A. Principal Investigator - The Research Program will be supervised by Dr. Michael Wigler of CSHL, as Principal Investigator. If, for any reason, he is unable or unwilling to continue to serve as Principal Investigator, CSHL and Sponsor shall use their reasonable best efforts to locate a suitable successor as Principal Investigator to continue the Research Program, or select alternative research work. If the parties cannot mutually agree on a successor or alternative research work, and if Sponsor elects not to terminate the License Agreement as provided in Section VII.B(3) of the License Agreement, then future funding provided for under Section 4.A hereof shall be reduced by [ * ] commencing on the date Dr. Wigler becomes unable or unwilling to serve as Principal Investigator, and Sponsor shall continue to pay to CSHL such reduced amount as [ * ]. The schedule of reduced funding payments shall continue to be in accordance with Section 5 hereof. The scientific contact to the Research Program from the Company will be Dr. R. Scott Powers.

     B. Other Researchers - The Principal Investigator shall only assign personnel to the Research Program who are obliged to CSHL to assign all inventions they may make under the Research Program to CSHL. If the Principal Investigator wishes to involve any other persons or to collaborate with individuals at other institutions on work under the Research Program, he shall first consult with Sponsor and shall, for a period of [ * ] following the date of such consultation, consider Sponsor's suggestions and comments. Following such consultation, if Sponsor shall reasonably believe that the involvement of other persons or collaborators will jeopardize the intellectual property rights of Sponsor pursuant to Section 9 hereof, Sponsor shall have the right to appeal such involvement to the Director of CSHL, currently Bruce Stillman.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       2.

     C. Non-Competition - CSHL agrees that it will not, without Sponsor's prior written consent, permit any for-profit third party to acquire rights to or an interest in the work of Principal Investigator's group at CSHL that is involved with developing and applying [ * ] using the methods claimed in U.S. Patent Numbers [ * ] (such methods being known as [ * ], unless Sponsor has already elected not to acquire exclusive rights to the results of such work as provided under Section 9 of this Agreement. This obligation shall expire [ * ] years from the Effective Date.

     D. Information Exchange - The Principal Investigator shall keep Sponsor informed as to the progress of the Research Program and will meet Sponsor on a regular basis and as reasonably requested by Sponsor to discuss inventions that have occurred thereunder. Sponsor shall have the right to access and use, for its own purposes, the data and information developed under the Research Program. Sponsor shall have the right to receive samples of materials developed under the Research Program for commercial use, without additional compensation, pursuant to a separate Materials Transfer Agreement. Sponsor will, however, respect the academic tradition of the Principal Investigator's right to first publish and disseminate the results of the Research Program to third parties, in accordance with Section 8.

3. PERIOD OF PERFORMANCE. The term of this Agreement shall commence on the Effective Date and continue until the expiration of the last Licensed Patent (as that term is defined in the License Agreement) or until it is terminated early in accordance with Section 7 (the "Research Term").


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       3.

4.  FUNDING.

          A.   Research Program - To fund the Research Program, and subject to
Section 2 of this Agreement, Sponsor shall pay to CSHL in accordance with the payment schedule in Section 5, [ * ] per year during the Research Term, adjusted in accordance with Section 6 of this Agreement.

          B. The [ * ] at CSHL - On January 1, 1998, Sponsor shall pay to CSHL [ * ] as CSHL financial support for two (2) post doctoral researchers at CSHL for the year ending December 31, 1998. Commencing on January 1, 1999 and continuing each January 1 until and including January 1, 2001, Sponsor shall increase the annual payment to CSHL by the amount of [ * ] per year to provide support for an additional post doctoral researcher, so that by January 1, 2001 Sponsor's payments shall amount to [ * ] as annual support for five (5) post doctoral researchers. Such maximum payments shall continue until the end of the Research Term. The post doctoral research program shall be named the "Tularik Fellows Program at Cold Spring Harbor Laboratory."

5. SCHEDULE OF RESEARCH PAYMENTS. Payments under Section 4.A shall be payable by Sponsor in advance in U.S. dollars, net of taxes, in quarterly installments as follows. The first payment under Section 4.A.is due on the Effective Date and shall be pro-rated to cover the period from the Effective Date to December 1, 1997. Thereafter, quarterly payments in the amount of [ * ] each are to be made on or before the first day of [ * ] during the Research Term. The last payment shall be pro-rated to cover the period from the first day of the last calendar quarter of the Research Program to the end of the Research Term. If a full quarterly payment is made but the Research Program is then terminated in the middle of a quarter, CSHL shall refund a portion of such payment pro-rated to cover the remainder of the quarter after the Research Term ends.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

     A final financial accounting of all costs incurred in the Research Program and all funds received by CSHL hereunder shall be submitted to Sponsor [ * ] of each year of the Research Program and following the completion of the project.

6.   ADJUSTMENT FOR INFLATION. The base annual funding amount set forth in
Section 4.A. of this Agreement [ * ] shall be prospectively adjusted annually commencing [ * ] to provide for future inflation by multiplying the base annual funding amount by the percentage increase in the cost of living index published by the United States Department of Labor Bureau of Labor Statistics (BLS) Annual Average Producer Price Index (Finished Goods) for the New York Metropolitan Area [Base Index, 1982 = 100] for the preceding calendar year of the Research Agreement for which the adjusted payment is being made. If at any time the Bureau of Labor Statistics (BLS) of the United States Department of Labor should cease to publish the Producer Price Index, another annual average index generally recognized as an authoritative indicator of changes in the United States of equivalent costs (preferably an index published by the United States Government) shall be used.

7.   TERMINATION.

     A. Termination for Default - This Agreement may be terminated for default. In the event of default by a party ("Defaulting Party"), the other party ("Non-Defaulting Party") shall give the Defaulting Party written notice of the default and its election to terminate this Agreement at the expiration of a probation period of [ * ] from the date of the notice. If the Defaulting Party fails to resolve the default in the probation period by (i) curing the default,
(ii) providing a written explanation satisfactory to the Non-Defaulting Party that a default has not occurred or (iii) entering into a written agreement with the Non-Defaulting Party for the cure or


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       5.

other resolution of the default, then the Non-Defaulting Party may terminate this Agreement by giving written notice to the Defaulting Party. The termination will be effective upon the date specified in the notice. The termination rights under this Section 7.A shall be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this section shall not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

     B. Termination of the License Agreement. [ * ], this Agreement may be terminated by Sponsor without penalty in the event [ * ]. In such event, termination of this Agreement shall be effective on the date [ * ].

     C. Effect of Termination. Termination of this Agreement by Sponsor for default by CSHL pursuant to Section 7.A shall not affect the License Agreement. Any agreement between the parties entered into pursuant to Section 9 of this Agreement shall not be affected by expiration or termination of this Agreement. Sections 9 and 10 shall survive expiration or termination of this Agreement for the periods of time set forth in such sections.

8. PUBLICATIONS. CSHL, a not-for-profit basic research institution, will be free to publish or present the results of research under this Agreement in accordance with this Section 8. A copy of each proposed publication or presentation will be provided to Sponsor at least [ * ] prior to the planned disclosure for publication. Sponsor shall notify CSHL within [ * ] of receipt of such materials whether it desires CSHL to file patent applications on any invention contained in the materials; and, if CSHL agrees, CSHL will promptly proceed to file a patent application(s)


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       6.

and CSHL and the Principal Investigator will delay publication and any other disclosure if necessary for up to [ * ] to ensure that such filings are made before publication or other disclosure. CSHL and the Principal Investigator shall otherwise have final authority to determine the scope and content of any publication, but CSHL and the Principal Investigator will consider in good faith suggestions offered by Sponsor. Within [ * ] of being requested to do so by Sponsor and before publication, CSHL will notify Sponsor if CSHL declines to file a patent application under this paragraph. Sponsor will then have the right to file patent applications in CSHL's name in accordance with Section 9.A.(5) of this Agreement.

9.   INTELLECTUAL PROPERTY.

     A.   From The Research Program -

          (1) CSHL will disclose to Sponsor (i) all inventions made in the performance of the research program between Amplicon Corp. and CSHL pursuant to the Research Agreement dated June 1, 1994 and the Research Program ("Inventions"), and (ii) all [ * ], provided that the Principal Investigator, or person(s) working under his supervision, is an inventor, and such inventions and/or improvements are disclosed to CSHL by the inventor(s) pursuant to an invention assignment agreement between CSHL and the inventor(s). For purposes of this Agreement, "improvements" means any modification of [ * ], provided such modification, if unlicensed, would infringe one or more claims of the [ * ] patent without regard to whether such modification actually infringes such claim or claims. Title to any Invention shall remain with CSHL if made solely by the Principal Investigator or CSHL researchers working under his supervision. Subject to Sections 9.A(2), (3) and (5), CSHL shall have the sole right to determine the disposition of any such Invention or other rights resulting therefrom, including the right to determine whether or not a patent application will be filed, and shall so notify Sponsor. Any Inventions made jointly by CSHL and Sponsor in the performance of the Research Program shall

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       7.

be owned jointly by CSHL and Sponsor. Any Inventions made solely by Sponsor in the performance of the Research Program shall be owned solely by Sponsor. Inventorship shall be determined under U.S. patent laws. Sponsor shall notify CSHL of all Inventions made solely or jointly by Sponsor and provide CSHL with a copy of any patent application claiming such an Invention prior to filing such patent application.

          (2) In the event that a patent application on an Invention is filed by CSHL, or by Sponsor pursuant to Section 9.A(5) below, Sponsor shall be entitled to elect one of the following Alternatives by notice in writing to CSHL within [ * ] after written notification to Sponsor that a patent application has been filed:

               (i) Alternative 1 - A non-exclusive, non-transferable (without the right to sub-license), [ * ] license to Sponsor for [ * ]; or

               (ii) Alternative 2 - A non-exclusive, non-transferable (without the right to sub-license), [ * ] license to Sponsor in the United States and/or any foreign country elected by Sponsor (subject to Section 9.A(4) below) to make, have made, use, offer for sale, sell and import products embodying or produced through the use of such Invention; provided that Sponsor agrees to (a) demonstrate reasonable efforts to commercialize the technology in the public interest; (b) [ * ]; and (c) substantially manufacture in the United States products to be sold in the United States unless CSHL, in its sole discretion, deems there is justification for waiving such requirement; or

               (iii) Alternative 3 - A royalty-bearing (as set forth below), exclusive license (subject to the third party rights of United States Government Grantee Agencies) to Sponsor, including the exclusive right to sublicense, in the United States and/or any foreign country elected by Sponsor (subject to Section

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       8.

9.A(4) below) to diligently make, have made, use, offer for sale, sell and import such Invention, or Primary or Secondary Products (as hereinafter defined) embodying or produced through the use of such Invention, provided that Sponsor agrees to reimburse CSHL for the costs of patent prosecution and maintenance in the U.S. and any elected foreign country, and further agrees that any licensed products sold in the United States shall be substantially manufactured in the United States. For the purposes of this Agreement, Primary and Secondary Products are defined as follows: (1) Primary Products means [ * ], and (2) Secondary Products means [ * ]. Royalties shall be paid on Primary and Secondary Products embodying or produced through the use of such Invention(s) in accordance with the following schedule: (A) until the expiration of the patent(s) utilized for such Invention, the royalty rates due CSHL on Primary Products shall be [ * ] of the Net Sales (as defined in the License Agreement) of Primary Products sold by Sponsor or its sublicensee and the royalty rate on Secondary Products shall be [ * ] of the Net Sales of Secondary Products sold by Sponsor or its sublicensee; (B) upon the expiration of the last of the patents utilized for such Invention, the royalty rates due CSHL by Sponsor or its sublicensee on Net Sales of such Primary and Secondary Products shall [ * ] for Primary Products and [ * ] on Secondary Products, provided that a [ * ]. Payment of such reduced royalties to CSHL shall continue until the last to expire of Sponsor's patents, if any, on such Primary and/or Secondary Products, but in no event shall full-rate and reduced royalties be paid for more than fifteen (15) years from the first commercial sale of any Primary or Secondary Product. In the event that a Primary and/or Secondary Product is licensed to Sponsor by CSHL, this Alternative is subject to the negotiation of commercially reasonable terms (other than financial terms, which shall be as set forth above).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       9.

     In the event that the Invention is not a Primary or Secondary Product (it being understood that [ * ] shall not be considered a Primary or Secondary Product), this Alternative is subject to the negotiation of reasonable terms and conditions, including financial terms as follows. If the parties are unable to agree on such terms within [ * ] of the date this Alternative is elected by Sponsor, either party may submit the terms in dispute to an arbitrator under
Section 15. In negotiating the financial terms under this Alternative in the event that the Invention is not a Primary or Secondary Product, Sponsor and CSHL will give weight to prevailing industry standards with respect to compensation paid for similar exclusive licenses and also considering such factors as market potential, profit potential, additional research and development costs, economic value added (in the case of products derived from other products or technologies provided by Sponsor) and the value and extent of the contribution by each party, including the funding of the Research Program. It is contemplated by the parties that the compensation payable by Sponsor under this Alternative in the event that the Invention is not a Primary or Secondary Product will be less than the compensation for which a similar license is available or granted to any third party which did not [ * ] and in which CSHL does not [ * ].

     Should marketing of a Primary or Secondary Product require the payment of a royalty to Sponsor under a license granted pursuant to Section III.A. of the License Agreement, then the royalty payments due under this Section 9 for the same Primary or Secondary Product will be reduced by the amount of the royalty due under the License Agreement or by [*], whichever such reduction is less.

     This alternative is also subject to the right of CSHL to use all Inventions in its non-commercial research and education activities.

               (iv) Alternative 4 - The sharing with Sponsor of any Sublicense Revenue, as defined in the License Agreement [ * ], received by CSHL in respect of rights to such Invention, in an amount equal to [ * ] of such Sublicense Revenue; provided, however, that Sponsor waives all rights to such Inventions, patent applications and any resulting patents.

          (3) In the event that Sponsor has not elected any of the foregoing alternatives within [ * ] after notification that a patent application has been filed, Sponsor shall [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      10.

          (4) If Sponsor elects Alternative "2" or "3", Sponsor shall notify CSHL of those foreign countries in which its desires a license, in sufficient time for CSHL to satisfy the patent law requirements of that country. Sponsor shall reimburse CSHL for the out-of-pocket costs, including patent filing, prosecution and maintenance fees related to those foreign filings.

          (5) In the event that CSHL declines to file a patent application, Sponsor may [ * ] file such patent application in the United States and/or elsewhere, in the name of CSHL, and shall be entitled to elect from among the above Alternatives no later than [ * ] after such filing date. In this case,
(i) [ * ], (ii) to the extent that a patent application is made for laboratory methods (i.e., not products or manufacturing processes), CSHL reserves the right to grant non-exclusive licenses to such patent rights to non-profit academic institutions to use such laboratory methods for non-commercial use only and
(iii) to allow Sponsor to file a patent application, the Principal Investigator will delay publication or other public disclosure of the Invention on which Sponsor is filing such Application, for up to a period of time consistent with
Section 8 of this Agreement.

          (6) Sponsor shall retain all Invention disclosures submitted by CSHL in confidence and use its best efforts to prevent their disclosure to third parties except as may be required by law. Sponsor shall be relieved of this obligation only when this information becomes publicly available through no fault of Sponsor, or when Sponsor exclusively licenses patent rights covering such Invention.

          (7) Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of this research shall remain with CSHL. CSHL hereby grants to Sponsor an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, display, distribute and perform all


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      11.

such copyrightable materials other than computer software and its documentation. CSHL hereby grants to Sponsor an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, display and perform computer software and its documentation specified to be developed and delivered under the Research Program for Sponsor's internal purposes. Sponsor is entitled to elect to negotiate a royalty bearing license (subject to prior third party rights, if any) to use, reproduce, display, distribute, and perform such computer software and its documentation for commercial purposes. Computer software for which a patent application is filed shall be subject to Section 9.A(2), above.

          (8) All licenses elected by Sponsor pursuant to this clause become effective as of the date the parties sign a subsequent license agreement.

          (9) This Agreement and the licenses and Alternatives under Section 9 are subject to the regulations and guidelines of Federal Grant Agencies which contributed to the Research Program. In order to ensure that Sponsor is able to obtain rights as provided in this Section 9.A, CSHL agrees that no funding from any third party other than a Federal Grant Agency will be used in the Research Program if acceptance of such funding would give such third party any rights or interest in the work under the Research Program, unless the parties mutually agree otherwise in writing before any such funding is used. CSHL further agrees that it has not and will not enter into any other agreement or arrangement which grants any third party any interest in any Inventions arising out of the Research Program.

     B.   From the Tularik Fellows Program at CSHL - CSHL will provide to
          ----------------------------------------
Sponsor copies of any publications or presentations to be made by the post doctoral researchers supported by Sponsor under Section 4.B of this Agreement, prior to the submission of such papers for


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      12.

publication or the date of the presentation. CSHL will provide to Sponsor an annual report describing the work performed and results obtained by the post doctoral researchers supported by Sponsor under Section 4.B of this Agreement. Such annual reports shall be provided to Sponsor no later than sixty (60) days after the end of each funding year.

     To the extent that inventions made by any Tularik Fellow are not already subject to prior rights of any for-profit third party, CSHL grants to Sponsor a [ * ]. CSHL will disclose such inventions to Sponsor at the time a patent application is filed and Sponsor will have a sixty (60) day period in which to evaluate whether Sponsor wishes to license any such inventions.

     Sponsor agrees to maintain as Confidential Information, in accordance with
Section 10 of this Agreement, any and all such papers, annual reports and invention disclosures.

     C. Survival - The terms of this Section 9 shall survive any expiration or termination of this Agreement to allow Sponsor to exercise its rights with respect to Inventions made under the Research Program or inventions made by Tularik Fellows prior to the date this Agreement expires or is terminated.

10. CONFIDENTIALITY. The parties agree that during the term of this Agreement and any subsequent extension of this Agreement and for a period of five (5) years after it terminates, a party receiving information from the other party designated as "confidential" in writing ("Confidential Information") will not disclose such Confidential Information to any third party or use such Confidential Information except as provided in this Agreement without prior written consent. A party shall have no obligations with respect to any portion of such Confidential Information which:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      13.

          (1) is publicly disclosed through no fault of any party hereto, either before or after it becomes known to the receiving party; or

          (2) was known to the receiving party prior to the date of this Agreement, which knowledge was acquired independently and not from the other party; or

          (3) is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such a disclosure; or

          (4) has been published by a third party as a matter of right; or

          (5) is subsequently independently invented or discovered other than pursuant to the Research Program by the receiving party without reference to the other party's Confidential Information.

11. USE OF NAMES. Neither party will use the name of the other in any advertising or other form of publicity without the written permission of the other, in the case of CSHL, that of the Administrative Director, except as required by law. Sponsor may refer to the terms of this Agreement in a bona fide relationship or prospective relationship with financiers or investors.

12. NOTICES. Any notices required to be given or which shall be given under this Agreement shall be in writing delivered by first class mail (air mail if not domestic), express mail, or via facsimile (receipt confirmed) addressed to the parties as follows:

COLD SPRING HARBOR LABORATORY                     TULARIK INC.
P.O. Box 100                                 Two Corporate Drive
One Bungtown Road                            South San Francisco, CA 94080
Cold Spring Harbor, New York 11724           Attn: Chief Executive Officer
Attn: Assistant Administrative Director


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      14.

     In the event notices, statements and payments required under this Agreement are sent by certified or registered mail by one party to the other party at its above address, they shall be deemed to have been given or made as of the date so mailed, otherwise as of the date received.

13. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire business and assets of the respective parties hereto. This Agreement shall not be assignable by either party without the prior written consent of the other party, except in connection with a merger or sale or other transfer of substantially the entire business and assets of the party.

14. GOVERNING LAW. The validity and interpretation of this Agreement and the legal relations of the parties to shall be governed by the laws of the State of New York and the United States.

15. ARBITRATION. Any dispute or controversy arising out of or relating to this Research Agreement, its construction or it actual or alleged breach, including a dispute over [ * ], shall finally be decided by arbitration in the City and State of New York by and in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any high court or forum, state or federal, having jurisdiction; provided, however, that the provisions of this Section shall not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration.

16. GOVERNING LANGUAGE. In the event that a translation of this Agreement is prepared and signed by the parties for the convenience of Sponsor, this English language version shall be the official version and shall govern if there is a conflict between the two.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      15.

17.  INDEMNIFICATION.

     A. Sponsor hereby indemnifies and holds CSHL harmless from and against all damages and cost from third party claims, causes of action or suits arising out of or resulting from the claimed negligence of Sponsor in respect of (i) Sponsor's activities under this Agreement or (ii) the manufacture, sale, offer for sale, use and importation of products or services resulting from or licensed or sub-licensed under this Agreement provided that CSHL shall promptly notify Sponsor in writing of any suit or action for which such indemnity is sought, shall permit Sponsor to control the defense thereof and shall cooperate in the defense thereof as reasonably requested by Sponsor at Sponsor's expense.

     B. CSHL hereby indemnifies and holds Sponsor harmless from and against all damages and cost from third party claims, causes of action or suits arising out of or resulting from the claimed negligence of CSHL in respect of CSHL's activities under this Agreement provided that Sponsor shall promptly notify CSHL in writing of any suit or action for which such indemnity is sought, shall permit CSHL to control the defense thereof and shall cooperate in the defense thereof as reasonably requested by CSHL at CSHL's expense.

     C. Sponsor agrees to maintain liability insurance, including product liability insurance, naming CSHL as an additional insured, in an amount customary in the industry. Sponsor agrees to provide CSHL with evidence of such insurance at CSHL's request.

18. EXPORT CONTROLS. It is understood that CSHL is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations (including the Arms Export Control Act, as


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      16.

amended, and the Export Administration Act of 1979). The transfer of certain technical data and commodities may require a license from an agency of the United States Government and/or written assurances by Sponsor that Sponsor will not re-export data or commodities to certain, foreign counties without prior approval of the cognizant government agency. While CSHL agrees to cooperate in securing any license which the cognizant agency deems necessary in connection with this Agreement, CSHL cannot guarantee that such licenses will be granted.

19. FORCE MAJEURE. CSHL shall not be responsible to Sponsor for failure to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, transportation difficulties, labor shortage or any cause beyond the reasonable control of CSHL.

20. ENTIRE AGREEMENT. Unless otherwise specified, this Agreement and the License Agreement embody the entire understanding between CSHL and Sponsor for this Research Program, and any prior or contemporaneous representations, either oral or written are hereby superseded. No amendments or changes to this Agreement, including without limitation, changes in the statement of work, total estimated cost and period of performance, shall be effective unless made in writing and signed by authorized representatives of the parties.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      17.

COLD SPRING HARBOR                    TULARIK INC.
LABORATORY


/s/ John Maroney                      /s/ David V. Goeddel
----------------------------------    ---------------------------------
Signature                             Signature


John Maroney                          David V. Goeddel
Assistant Administrative Director     President & CEO
---------------------------------     ---------------------------------
Typed Name/Title                      Typed Name/Title



Dated:    10/3/97                     Dated:    10/3/97
      ---------------------------           -------------------------


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      18.

                                  Appendix A
                             THE RESEARCH PROGRAM


Dr. Michael Wigler's laboratory at Cold Spring Harbor Laboratory ("CSHL") will, as part of the Research Program, undertake the application of RDA to the discovery of disease genes. The Research Program includes the use of RDA to search for [*]. The development and use by Dr. Wigler's lab of other representational approaches to gene discovery are included as part of the Research Program. The Research Program also includes the study of [*] discovered by representational approaches. The Research Program also includes improvements to methodology for gene finding, and mutational and genomic analysis.

The Research Program will not encompass discoveries falling within the foregoing areas to the extent that such discoveries are exclusively directed towards the work of Dr. Wigler's laboratory in the [*] area. The final determination of whether a discovery falls inside or outside of the Research Program will be made in good faith between the president and CEO of Tularik, currently David Goeddel, and the Director of CSHL, currently Bruce Stillman.



                Use of Tularik Funds Under the Research Program
                -----------------------------------------------

Portions of the Research Program may be funded by the NIH and other government programs. Payments by Tularik in support of the Research Program will be used to complement and extend the funding from such governmental sources. In particular the Tularik research support payments will be used as follows:

1.  For the purchase of the [*]
2.  For the initiation of RDA projects for which [*]
3.  For the purchase of equipment for the Research Program.
4.  For the scaling up of work on particular [*]
5. For the hiring of additional scientists and technicians to expand the Research Program

Averaged over any twelve month period, a minimum of [*] full-time equivalent personnel directed by Michael Wigler at Cold Spring Harbor Laboratory will be dedicated to the Research Program, and the Research Program will represent at least [*] of Dr. Wigler's effort.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  Appendix B
                          THE RESEARCH PROGRAM BUDGET

[ * ]

[ * ]

[ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.